UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2009

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry Into a Material Definitive Agreement

On July 20, 2009, Guardian Technologies International, Inc. (the “Company”), entered into a placement agent agreement with an investment bank to act as the Company’s placement agent with regard to sales of the Company’s securities in a private placement of up to $5 million in equity securities on a best efforts basis.  The private placement is to be effected in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The private placement will be made exclusively to certain accredited investors.

The Company proposes to offer units of securities (the “Units”), each Unit consisting of (i) 48,780 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), and (ii) Class N Common Stock Purchase Warrants (the “Warrants”) to purchase 97,560 shares of Common Stock, for a price of $20,000 per Unit.  The Warrants will be exercisable at a price of $0.41 per share for a period of five years.  The Warrants will be redeemable by the Company if for three consecutive trading days the closing bid or sale price of the Company’s common stock equals or exceeds $3.00, shall contain customary anti-dilution provisions in the event of stock splits, stock dividends, capital reorganizations and the like.

As compensation for the placement agent’s services, the Company has agreed to pay to the investment bank upon each closing of the private placement a commission equal to 8% of the total gross proceeds of the securities sold in the private placement, and issue warrants equal to 10% of the shares of Common Stock sold in the private placement (but excluding the shares underlying the Warrants issued in the placement) exercisable at a price equal to 110% of the exercise price of the Warrants issued to investors in the offering.  The placement agent’s warrants will be exercisable at any time during the five year period from the date of issuance.  Also, the placement agent is entitled to a commission equal to 3% of the proceeds received by the Company upon exercise of the Warrants, including the placement agent’s warrants.  The Company has agreed to issue 100,000 shares of Common Stock to the investment bank upon signing of the placement agreement.  The Company has also agreed to reimburse the placement agent’s reasonable out of pocket expenses related to the offering, not to exceed $1,000 without the prior approval of the Company.

The placement agreement is for the term of offering set forth in the Company’s private placement memorandum related to the offering, but may be terminated by the Company for cause, including a material breach or failure to perform any covenant or agreement, dishonesty, neglect of duties, fraud and unprofessional conduct. The placement agreement may be terminated by the placement agent, among other things, if the placement agent is not reasonably satisfied with the Company’s business affairs, contractual regulations, its pending and threatened litigation and other matters affecting the Company’s prospects; the Company has sustained a substantial loss; an important and material change in the market levels, or political, financial, or economic conditions which, in placement agent’s sole judgment, render it undesirable or impractical or inadvisable to proceed with the offering; an act of God; placement agent is dissatisfied with the financial condition and operating results of the Company; and documents related to the offering shall not have been approved or the securities shall not be qualified for sale in California and other states.  The placement agreement also contains certain confidentiality and indemnification provisions.

The foregoing discussion is qualified in its entirety by reference to the Placement Agent Agreement filed as Exhibit 10.1 to this Form 8-K.

Section 3 – Securities and Trading Markets

Section 3.01

Unregistered Sales of Equity Securities

At a series of closing held during the period June 10 through July 31, 2009, the Company sold exclusively to 5 accredited investors an aggregate of 900,000 shares of its Common Stock and 900,000 Class M Warrants for gross proceeds of to the Company of approximately $225,000 ($216,250, net of a finder’s fee of $8,750).  The warrants are exercisable at a price of $0.25 per share and expire in June 2014. The foregoing securities were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

At a series of closings held during the period June 10, through June 16, 2009, the Company issued and sold exclusively to 8 accredited investors convertible promissory notes in the aggregate principal amount of $485,000 ($483,250 net of a finder’s fee of $1,750).  The notes bear interest at a rate of 10% per annum and are due six months from the date of issuance. The principal amount and interest under the notes are convertible at the holder’s option into shares of Common Stock of the Company at a conversion price of $0.25 per share.  Also, if converted, the note holder would receive common stock purchase warrants to purchase an equal number of shares.  The warrants would be exercisable at a price of $0.25 per share and would expire sixty (60) months from the date of issuance.  The following events constitute an event of default under the notes: (a) the Company’s failure to pay interest and principal when due; (b) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidate or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or (c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement. The foregoing securities were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.01

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29 and August 3, 2009, following approval by the Compensation Committee, the Company issued to each of Michael W. Trudnak, Chief Executive Officer and Secretary, William J. Donovan, President and Chief Operating Officer, and Gregory E. Hare, Chief Financial Officer, a common stock award of 125,000 shares of the Company’s common stock pursuant to the Company’s 2009 Stock Compensation Plan.  The awards were made as part of a stock grant of the same number of shares to each of the employees, officers, and Mr. Sean W. Kennedy, a consultant and director, of the Company for the hardship of not regularly receiving salaries, wages, and other compensation during the period June 2008 through April 2009, and the continued or continuing nonpayment of such amounts.  Such awards are not in lieu of such accrued and unpaid compensation.

Section 8 – Other Events

Item 8.01.

Other Events.

On July 20, 2009, the Company entered into a placement agent agreement with an investment bank in connection with a proposed private placement of the Company’s equity and equity-linked securities. The Company incorporates by reference herein the information set forth in Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

10.1

Placement Agent Agreement, dated July 20, 2009, between the Company and Grant Bettingen, Inc., filed herewith.

10.2

Form of Convertible Promissory Note, filed herewith.

10.3

2009 Stock Compensation Plan as amended July 24, 2009, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: August 4, 2009	By: /s/ Michael W. Trudnak Chief Executive Officer

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